UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2007

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of Registrant as specified in its charter)

            California

        0-13112

  95-3778627

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Real Estate Associates Limited VI, a California limited partnership (the “Partnership”), holds a 99.9% general partnership interest in Real Estate Associates III (“REA III”), a California general partnership.  An affiliate of the general partner of the Partnership holds the remaining .1% general partner interest in REA III.  REA III owns a 99% limited partnership interest in Eastridge Associates, Ltd., a Virginia limited partnership (“Eastridge”). The Partnership has been informed by the general partner of Eastridge that on June 7, 2007, Eastridge entered into a purchase and sale contract with a third party, Mason Development Group, a Tennessee LLC, relating to the sale of its sole investment property, a 96-unit apartment complex located in Bristol, Virginia, for a sales price of $1,375,000.  The Partnership’s consent is a condition to the closing of the transaction.  The Partnership is currently reviewing the transaction and expects to provide its consent prior to closing.

After payment of closing costs, repayment of the mortgage encumbering Eastridge’s investment property and payment of other liabilities associated with Eastridge’s investment property, it is currently anticipated that there will be distributable proceeds of approximately $464,000 to the Partnership. The Partnership’s investment balance in Eastridge was zero at March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: /s/Kathleen Danilchick
Kathleen Danilchick
Senior Vice President and Chief
Financial Officer

Date: June 13, 2007